Exhibit 99.2

Advancing Online Higher Education AMERICAN PUBLIC EDUCATION,  INC. Third Quarter 2010 Investor Call apei

Statements made in this presentation regarding American Public Education, or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect“, "intend", "may", "should“, "will" and "would". These forward-looking statements include, without limitation, statements on slides “Advancing Our Current Strategic Plan” and “Third Quarter Outlook”, as well as statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2010 as filed with the SEC, and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Safe Harbor Statement 2

Third Quarter 2010 Update Military Growth Slowed in 3Q; Current Military Enrollment Appears to be Stabilizing Civilian Growth Continues StrongIncremental Marketing Proving Successful Initial Transition to Sakai Learning Management Platform Appears to be Successful APUS Academic Center to Open in NovemberCompany repurchased 340,000 shares under the repurchase program for an aggregate amount of $9.2 million..As of September 30, 2010 Net Course Registrations by Pay Type Cash & Other Sources 18% TA 48% Title IV 25% VA 9% Pay Type Growth (YoY) 10% 58% 12% 111% 3

Advancing Our Approach in 2010/2011 A Mission-Driven Organization Executing Existing Strategic Plan Academic Quality Addressing Need for Affordability Relationship Marketing  Focus Leveraging Investments in Sakai and Facilities Preparing for New Regulations Investing in Future Growth Addressing new and existing opportunities 4

Financial Overview 5 AMERICAN PUBLIC EDUCATION

Third Quarter 2010 Update Revenues increased 32% to $48.3 million compared to 2009 period Operating income increased 11% to $9.3 million compared to 2009 period Includes $326,000 of HELP Committee legal expenses Also includes a $676,000 reinstatement of an accrual that was reversed in the previous quarter related to the portion of the annual incentive plan that is tied to financial performance. Net income increased 11% to $5.6 million, or $0.30 per diluted share compared to 2009 period Strong Balance Sheet with No Debt $86.6 million in Cash & Cash Equivalents Low Bad Debt Expense Less Than 1% of Revenue Stock Repurchase 6

Income Data as Percentage of Revenue  100.0% 100.0% 100.0% 100.0 % Costs and expenses: Instructional costs and services 40.3 40.4 38.7 39.7 Selling and promotional 19.9 15.3 17.5 14.3 General and administrative 17.0 17.7 16.4 17.6 Depreciation and amortization 3.5 3.5 3.3 3.8 Total costs and expenses 80.7 76.9 75.9 75.4 Income from operations before interest income and income taxes 19.3 23.1 24.1 24.6 Interest income, net 0.1 0.0 0.1 0.1 Income from operations before income taxes 19.4 23.1 24.2 24.7 Income tax expense 7.8 9.3 9.9 9.9 Net Income 11.6% 13.8% 14.3% 14.8 % Nine Months Ended September 30,20102009Three Months Ended September 30,20102009 Revenues 7

Fourth Quarter 2010 Growth Outlook Fourth Quarter 2010 Net course registrations growth 26% to 29% Net course registration growth from new students 18% to 20% Revenue growth 27% to 30% Earnings per share $0.45 to $0.47 The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.

Advancing Online Higher Education AMERICAN  PUBLIC EDUCATION, INC. Third Quarter 2010 Investor Call